Exhibit 21.1

                   AMERICAN HOMESTAR CORPORATION SUBSIDIARIES
                   ------------------------------------------


                   ACTIVE  SUBSIDIARIES:
                   --------------------
                   American  Homestar  Financial  Services,  Inc.
                   American  Homestar  Mortgage,  LLP   (50% - owned)
                   American  Homestar  of  Burleson,  LP
                   American  Homestar  of  Lancaster,  LP
                   Brilliant  Carriers,  Inc.
                   Homestar  21,  LLC   (50%  -  owned)
                   HSTR  General  Holdings,  Inc.
                   HSTR  Manufacturing  Holdings,  Inc.
                   HSTR  Retail  Holdings,  Inc.
                   Lifestar  Reinsurance  Limited
                   Nationwide  Housing  Properties,  LP
                   Nationwide  Housing  Systems,  LP
                   Oak  Creek  Homes,  LP
                   Oak  Creek  Housing  Properties,  LP
                   Roadmasters Transport Company, Inc. (51% - owned) Western Insurance Agency, Inc.

                   INACTIVE  SUBSIDIARIES:
                   ----------------------
                   Amcorp  Management  Service  Company
                   American  Homestar  of  Alabama,  Inc.
                   American  Homestar  of  North  Carolina,  Inc.
                   American  Homestar  West,  Inc.
                   Associated  Retailers  Group,  LP
                   Associated  Retailers  Holdings,  Inc.
                   First  Value  Homes,  Inc.
                   Gold  Medal  Homes,  Inc.
                   Gold  Medal  NC,  Inc.
                   Homexpress,  Inc.
                   Nationwide  NC  Homes,  Inc.
                   Nationwide  of  Alabama,  Inc.
                   Nationwide  West,  LP
                   Pacific  II  Northwest  Homes,  Inc.
                   Pacific  Northwest  Homes,  Inc.
                   Paradise  Mortgage,  Inc.
                   R-Anell  Custom  Homes,  Inc.


All entities are 100% owned except where indicated to the contrary.


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